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                                                                   EXHIBIT 99.B

                       MISSOURI PUBLIC SERVICE COMMISSION

                              POST OFFICE BOX 360
                        JEFFERSON CITY, MISSOURI  65102
                                  573-751-3234
                           573-751-1847 (Fax Number)
                               573-526-5695 (TT)
                       http://www.ecodev.state.mo.us/psc/


                                                October 15, 1997



        Securities and Exchange Commission
        450 Fifth Street, N.W.
        Washington, D.C.  20549


                          Re:  MCN Corporation
                               d/b/a/ MCN Energy Group Inc.

        Dear Gentlemen:

             MCN Corporation d/b/a MCN Energy Group Inc. ("MCN"), doing business in the state of Missouri as a public utility through its operating subsidiary, Southern Missouri Gas Company, L.P. ("SMGC"), has advised this Commission that MCN requests the Commission to grant MCN certification for up to $500 million in additional equity investments primarily in India.

             MCN has filed or will file a Notification of Foreign Utility Company Status with the Securities and Exchange Commission under
        Section 33 of the Public Utility Holding Company Act of 1935, as amended ("PUHCA" or the "ACT"), in respect to the additional investments. In connection therewith, MCN will file with this Commission a copy of its Notifications to the Securities and Exchange Commission. MCN has asked this Commission to provide you with the certification contemplated by the applicable provisions of the PUHCA.

             The Missouri Public Service Commission has jurisdiction over the retail natural gas rates of SMGC in the state of Missouri and hereby certifies that it has the authority and resources to protect the ratepayers subject to its

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        jurisdiction and that the Commission intends to exercise its authority with respect to MCN's proposed $500 million in additional equity investments, primarily in India. The Commission notes that this certification may be revised or withdrawn prospectively as to any future acquisition.

             In making this certification, this Commission is relying on the belief that the Securities and Exchange Commission will enforce all sections of PUHCA which govern MCN's proposed investments for which it has jurisdiction.

                                        Sincerely,

                                        /s/ Cecil I. Wright

                                        Cecil I. Wright
                                        Executive Secretary
                                        (573) 751-3048


        Attachments


        cc:  Mr. Robert Wason
             Securities and Exchange Commission
             Office of Public Utility Regulation
             Division of Investment Management
             450 Fifth Street, N.W.
             Washington, D.C.  20549



             Mr. William K. McCrackin
             Vice Chairman and Chief Financial Officer
             c/o Jamie Fields
             MCN Energy Group Inc.
             500 Griswold Street
             Detroit, Michigan  48226

             Mr. James M. Fischer
             Attorney at Law
             101 West McCarty Street
             Suite 215
             Jefferson City, Missouri  65101

             Any party desiring to appeal this order must do so in the appropriate court within 30 days after issuance and notice of this order, pursuant to MCL 462.26; MSA 22.45.